SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

        (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement

On November 13, 2013, Bridgeline Digital, Inc. (the “Company”) amended its loan arrangement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment: (i) modified the interest rate charged on the loan; (ii) modified the terms of certain financial covenants on the loan; (iii) modified the maturity date of the line of credit such that the line of credit will mature on December 31, 2013; and (iv) waived certain defaults under the financial covenants. Pursuant to the terms of the Amendment, the Company paid all amounts outstanding under the term loan on November 13, 2013.

On November 11, 2013, the Company obtained a commitment letter with a new commercial lender providing for a $5,000,000 credit facility.

A copy of the Amendment will be included as an exhibit to the Company’s Annual Report on Form 10-K. The foregoing description of the exhibit does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference.

Item 2.02.   Results of Operations and Financial Condition

On November 15, 2013, Bridgeline Digital, Inc. issued a press release announcing its preliminary financial results for the fiscal quarter and fiscal year ended September 30, 2013. The press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release, dated November 15, 2013, by Bridgeline Digital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: November 15, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated November 15, 2013, by Bridgeline Digital, Inc.